UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	1-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Icon
Foothill Ranch, California 92610
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(949) 951-0991

N/A
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On July 12, 2004, Oakley, Inc. issued a press release announcing information regarding its financial results for the completed quarter ended June 30, 2004 and will hold a conference call at approximately 2:15 p.m., Pacific Time, on July 12, 2004. A copy of the press release is furnished with this report as Exhibit 99.1.

The information included in Exhibit 99.1 is being “furnished” in accordance with Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.

Date: July 12, 2004	By: /s/ Thomas George Name: Thomas George Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 12, 2004.

Exhibit 99.1

Contacts:
Gar Jackson Oakley, Inc. Investor Relations 949/672-6985 gjackson@oakley.com	Ron Parham PondelWilkinson Parham Investor Relations Counsel 503/924-1186 rparham@pondel.com

OAKLEY REVISES ITS ANNUAL GUIDANCEAS A RESULT OF
ITS EXPECTED SECOND QUARTER SALES AND EARNINGS

Conference Call - 5:30 p.m. EDT, Monday, July 12, 2004 - A simultaneous web cast for interested investors can be heard at Oakley's corporate web site: http://investor.oakley.com and will remain available through July 12, 2005. A telephonic replay of the call will be available from 8:00 p.m. EDT, Monday, July 12, through midnight July 19, 2004, and can be accessed from the United States and Canada at 800-642-1687, and from international locations at 706-645-9291; pass code: 8576286.

FOOTHILL RANCH, Calif., July 12, 2004 - Oakley, Inc. (NYSE:OO) today announced that the company expects to report on July 21, 2004, after the close of the market, that its second quarter net sales will be approximately $152.0 million, an increase of 5.7 percent over its second quarter net sales in 2003. As a result of these sales, the company has revised its previously announced annual earnings guidance.

Chief Operating Officer Link Newcomb commented, "While we are disappointed with the outcome of the quarter, we continue to be focused on opportunities to restore growth to our core sunglass business. We believe that second quarter sales weakness is the result of several dynamics. First, during most of the quarter, we continued to experience production shortfalls on our two most popular new sunglass releases, the Dartboard™ and the Why 8™, resulting, we believe, in a loss of potential turns at retail. Other new sunglass styles didn't achieve the level of sales we had originally anticipated as a result of launch delays and soft consumer reception. In many of our international markets, we also experienced a much larger decline in sales of our existing sunglass styles than we had expected, and although sales of prescription eyewear increased slightly over the prior year, these sales also fell significantly below expectations. In addition, we experienced slower-than-expected U.S. sales of spring footwear and apparel due to lower-than-expected reorders and some order cancellations."

Newcomb continued, "While sales through Oakley-owned retail stores experienced positive comparable store sales for the quarter, results in June weakened from earlier in the quarter. Sales through the company's website and other direct sales were also soft during the quarter."

Newcomb concluded, "Due to the sales volumes discussed above, as well as higher production start-up costs on new sunglass styles, the second quarter gross margin is expected to be approximately 200 basis points below last year's level, contributing to the company's lower quarterly earnings."

The company previously announced on April 21, 2004 that it anticipated its full year earnings to be $0.65 per share on 12 percent net sales growth to approximately $585.0 million. Although second quarter earnings will be lower than what the company had expected as part of its annual guidance, the company expects a significant new sales and earnings contribution in the fourth quarter from the anticipated holiday launch of Thump™, Oakley's new integrated MP3 player sunglass announced earlier today. This contribution reflects the agreement by Circuit City Stores, Inc. to order a large number of units as part of its exclusive distribution arrangement with Oakley for the 2004 holiday season, also announced earlier today. As a result, the company today revises its full-year 2004 net sales guidance to a range of $575.0 to $585.0 million and its earnings guidance to a range of $0.60 to $0.65 per share.

Investors are reminded that uncertainties surrounding the sustainability of the current economic recovery and their impact on the retail environment in Oakley's key global markets continue to provide a difficult backdrop against which to forecast financial results. Because the company's sunglass sales rely heavily on "at-once" orders from retailers to replenish inventory sold to consumers, an inconsistent retail environment complicates management's attempts to predict future sales trends.

About Oakley, Inc.
Oakley: a world brand, driven to ignite the imagination through the fusion of art and science. Building on its legacy of innovative, market-leading, premium sunglasses, the company also offers an expanding line of premium performance footwear, apparel, accessories, watches and prescription eyewear to consumers in more than 100 countries. Trailing-12-month revenues through March 31, 2004 totaled $537.5 million and generated net income of $39.2 million. Oakley, Inc. press releases, SEC filings and the company's Annual Report are available at no charge through the company's Web site at www.oakley.com.

Safe Harbor Disclaimer
This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to growth and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the company. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "might," "believe," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including: risks related to the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Sunglass Hut which is owned by a major competitor and, accordingly, could materially alter or terminate its relationship with the company; the company's ability to expand distribution channels and its own retail operations in a timely manner; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; continued weakness of economic conditions could continue to reduce or further reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; further terrorist acts, or the threat thereof, could continue to adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate acquisitions without adversely affecting operations; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential effect of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; earthquakes or other natural disasters concentrated in Southern California where substantially all of the companies operations are based; the company's ability to identify and execute successfully cost control initiatives; and other risks outlined in the company's SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2003 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.